                                                                  EXHIBITS 10.13

                 EXCLUSIVE INTERNATIONAL DISTRIBUTOR AGREEMENT
                 ---------------------------------------------


THIS AGREEMENT made as of March 12, 1999, as specified herein, by and between RITA Medical Systems, Inc. (and its successors and assigns, the "Seller"), a California corporation having its principal office at 967 North Shoreline Boulevard, Mountain View, California 94043, NISSHO IWAI CORPORATION ("Distributor"), a Japanese corporation having its primary office at 4-5 Akasaka 2-chome, Minato-ku, Tokyo 107, and NISSHO IWAI AMERICAN CORPORATION ("Distributor Agent"), a New York corporation with an office at 44 Montgomery Street, Suite 2150, San Francisco, California 94104-4708 (the Distributor and Distributor Agent shall be referred to collectively as "Distributors").

                                  WITNESSETH

     WHEREAS, Seller has been engaged in the manufacture and marketing of the Products (as hereinafter defined) and desires to expand the sale of the same;
     WHEREAS, among other things, Distributors are collectively engaged in exporting, distributing and marketing various products in Korea; and
     WHEREAS, Distributors desire to act as, and Seller desires to appoint Distributors as described below;
     NOW, THEREFORE, the parties hereto agree as follows:

1.   PRODUCTS AND TERRITORY
     ----------------------

     Distributors shall act as Seller 's exclusive distributor in the Territory (described in Exhibit A) to promote, sell and distribute the Products (described in Exhibit B) for applications which the Seller approves in writing, and to provide service with respect to the Products, to customers, as they are defined below. Further, Seller authorizes, and Distributors agree to, the prompt appointment of the following entity as Distributors' exclusive sub-distributor ("Sub-Distributor") within the territory:
     Daeyoung Medical Corporation, 9-1, Hongdo-Don, Donk-ku, Taejeon, Korea. Distributors shall cause Sub-Distributor to be bound by and comply with all relevant sections of this Agreement, and any breach by Sub-Distributor shall be deemed a breach by Distributors. Failure to appoint said Sub-Distributor within sixty (60) days of the date hereof shall be grounds for immediate termination of this Agreement at the option of the Seller.

     "Customers" means medical doctors, institutions such as hospitals and clinics, and similar institutions which are active in the personal care of patients. Distributors are not authorized to sell any Products to any of Distributors' competitors or to any of Seller 's competitors without Seller 's prior written consent. Distributors shall not actively solicit orders from Customers domiciled outside the Territory, or sell or deliver any Product to any Customer which is not in the Territory, except as permitted under the Exclusive Distributorship Agreement between Seller and Distributors dated November 12, 1997 for the distribution of Products in Japan. Furthermore, Distributors shall not appoint any distributor or any agent or maintain any sales, service or stock facility outside the Territory. Except with the prior written consent of Seller, Distributors shall not sell or advertise within the Territory, either on Distributors' own behalf or on behalf of any other person, company, or corporation, products which are similar to or competitive with the Products.

2.   SALES PROMOTION AND REPORTING RESPONSIBILITIES
     ----------------------------------------------

     Distributors shall be obligated to use commercially reasonable efforts to promote Seller's products according to Section 1 above, at Distributors' sole expense. This includes, but is not limited to, the activities described below in this Section. Distributors shall provide training and clinical education to all of the Customers in Distributors' Territory. Distributors shall provide appropriate promotional materials in the language of Distributors' Territory. Distributors shall be obligated to provide a sales report to Seller on a monthly basis, by the 15th of the month following the reporting period, which summarizes unit sales, free goods and the number of active accounts as well as the current inventory status of all Products which are in Distributors' possession at the end of the month. Distributors shall provide to Seller, on request, copies of any tenders for the Products in Distributors' Territory. Prior to the commencement of each Sales Year (defined in Section 14) Distributors shall provide to Seller a business plan which will describe Distributors' results for the prior year and Distributors' plans for the coming year.

     Seller shall be obligated to provide Distributors with such technical support, advice and information as may be deemed necessary by Seller to provide Distributors with a full understanding of the Products at no cost to Distributors. Seller shall also provide Distributors at Seller's cost with a reasonable number of its then existing catalogs, brochures and other promotional materials in the English language to facilitate Distributors' promotion of the Products. Promptly, after this Agreement is signed by both parties, Seller shall also provide Distributors [***]with [***] Model 500 PA Generators and [***] Model 30 Electrodes which are brand new and not used or refurbished (or Model 70 electrodes, depending upon availability) for the exclusive use of Distributors' Sub-Distributor for promoting and marketing the Products in the Territory provided that Distributors provide a like quantity of generators and electrodes to Distributors' Sub-Distributor at no charge as well. Seller agrees to sell the above mentioned "matching" no charge product to Distributors [***] as described in Section 5 below.

3.   ORDERS AND MINIMUM PURCHASE QUANTITIES
     --------------------------------------

     The sale and purchase of the Products hereunder shall be based on the terms and conditions set forth herein and in the applicable Purchase Order, provided that if any discrepancy should occur between the terms and conditions of this Agreement and those

_______________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with SEC.

     set out in the printed portion of the Purchase Order, this Agreement shall prevail. An Individual Contract for the Products shall be deemed to have been made when Distributor Agent receives Seller's acceptance of the Purchase Order, such acceptance being indicated by Seller's countersignature on the Purchase Order, Seller's issuance of a sales confirmation or similar document, Seller's delivery of the Products or the like, provided that if any terms in such sales confirmation or similar document conflict with, or supplement, the terms of this Agreement or the Purchase Order, such conflicting or supplemental terms shall be deemed null and void and the provisions of this Agreement and/or the Purchase Order shall govern. In any case, Seller shall respond to each Purchase Order within fifteen (15) days after its receipt by Seller, and failure by Seller to so respond shall be deemed acceptance by Seller. Seller shall endeavor to timely fill all Purchase Orders. Seller agrees that Nissho Iwai American Corporation, a wholly owned subsidiary of Nissho Iwai Corporation, shall act as Distributors' agent specifically in the formal execution of purchase orders to Seller.

     In the first three years of this Agreement, Distributors shall purchase the minimum quantity of Products set forth on Exhibit C. In (a) succeeding years or (b) if additional products are added by Seller to the Products listed in Exhibit B; then, in accordance with Section 14, the parties shall make best efforts to negotiate commercially reasonable terms regarding the minimum quantities so as to enable both parties to realize a fair profit on their sales by taking into consideration the normal practices of the trade, if any, and competitive circumstances. Such terms shall be considered in effect only when reduced to writing and signed by both parties. Purchases in excess of the minimum quantity required in a given Sales Year shall be credited toward satisfying the minimum quantity required for the following Sales Year.

     For the purpose of securing orderly shipments, Distributors shall submit to Seller a rolling four quarter forecast, conforming to calendar quarters, of orders for the Products at the beginning of each quarter. The first and second quarters of such forecast shall be considered to be a binding commitment.

     Distributors shall have, upon Seller's consent, which consent shall not be unreasonably withheld, the right to a visual inspection of the Products by a full-time employee of Distributors at the place of manufacture prior to final packing for shipment. Seller shall timely notify Distributors of packing and shipping schedules for the Products. Inspection shall be at Distributors' expense and shall not cause interruption to Seller's production or shipping operations. Inspection of Products by Distributors shall not constitute a waiver of any claim or right which Distributors or Purchasers may have with respect to Product warranties.

4.   RETURNS
     -------

     A Product may only be returned with the prior written approval of the Seller, such approval not to be unreasonably withheld. Any such approval shall reference a return material authorization number issued by Seller. Repair and direct out-of-pocket transportation costs for returned Products under warranty and their replacements shall be for Seller's account, provided, if Seller determines that the returned Products were not defective, such costs shall be for Distributors' account.

5.   PRICES
     ------

     In the first three years of this Agreement, Distributors shall pay for Products the prices listed on Exhibit D hereto. In (a) succeeding years or
     (b) if additional products are added by Seller to the Products listed in Exhibit B; then, in accordance with Section 14, the parties shall make best efforts to negotiate commercially reasonable terms regarding the prices so as to enable both parties to realize a fair profit on their sales by taking into consideration the normal practices of the trade, if any, and competitive circumstances. Such terms shall be considered in effect only when reduced to writing and signed by both parties.

6.   PAYMENT
     -------

     Full payment of Distributors' purchase price for the Products shall be in United States of America dollars. Payment terms shall be net sixty (60) days, and payment shall be made by wire transfer, check or other instrument approved by Seller. Any invoiced amount not paid when due shall be subject to a service charge at the lower of the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law. If Distributors fail to make any payment to Seller when due, Seller may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to Distributors. Further, a failure to pay within twenty (20) days after the applicable due date shall be considered a failure to fulfill a material obligation under this Agreement. In the case of the authorized return of Products under warranty or recall, the sixty (60) day payment terms for such Products only shall begin upon shipment of replacement Products from Seller's manufacturing location.

7.   COMPLAINTS
     ----------

     If Distributors receive or become aware of any complaints concerning the Products Distributors shall promptly report them to Seller on copies of the form attached as Exhibit E to this Agreement (or on such form as Seller may provide from time to time) and Distributors shall provide all necessary reasonable assistance in connection with any corrective action with respect to the Products. Any determination of corrective action shall be made by Seller in its sole discretion.

8.   COMPLIANCE WITH TERRITORIAL REGULATIONS
     ---------------------------------------


_________________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with SEC.

     Distributors shall comply with all applicable laws, rules and regulations of the Territory governing the use, sale, distribution, shipment and import of the Products. With respect to those Products that have not yet received approval for commercial sale, Distributors shall also comply with the laws, rules and regulations of the Territory concerning use, sale, distribution, shipment and import of unapproved products, and with any applicable Seller clinical trial protocol. In connection with this obligation, Distributors shall obtain and keep in effect all required licenses, permits and authorizations (collectively, "Registration(s)") in the name of Seller, or if this is specifically prohibited by applicable law, in the name of Distributors or Sub-Distributor.

     Seller shall provide Distributors with all necessary assistance in connection with Distributors or Sub-Distributor obtaining Registrations which Seller concurs in writing are necessary for the conduct of Distributors' business. Distributors will advise Seller, upon Seller 's request, of the status of all Registrations.

     Seller shall have the sole authority to cancel or transfer (or direct the cancellation or transfer of) all such Registrations. If this Agreement is terminated for any reason, Seller shall make best commercial efforts to appoint a designee qualified under applicable law to assume distribution of the Products in the Territory within a period of ninety (90) days following termination of this Agreement, and Distributors or Sub-Distributor shall, at Seller's expense, promptly transfer all Registrations held by Distributors or Sub-Distributor in connection with Distributors' or Sub-Distributor's distribution of the Products to Seller or its qualified designee. If such transfer is explicitly prohibited by applicable law, as confirmed by Seller and Distributors and/or Sub-Distributor in writing, Distributors and/or Sub-Distributor shall terminate their Registrations within thirty (30) days following Seller's request and shall use best commercial efforts to assist Seller, at Seller's expense, in obtaining new Registrations for the Seller's qualified designee within thirty (30) days of appointment of said designee.

     Distributors and/or Sub-Distributor shall use Distributors' best efforts to obtain the Registrations necessary to sell the current Products within sixty (60) days of the effective date of this Agreement provided that if such Registrations are not obtained by Distributors or Sub-Distributor within six (6) months for any reason, this shall be grounds for immediate termination of this Agreement at the option of the Seller.

     Whenever possible under specific tender conditions, all activities with respect to tenders shall be conducted so as to allow, upon termination of this Agreement for any reason, and upon Seller's written request, transfer of such tenders to Seller or to such party as Seller designates in writing.

     Seller may provide Distributors with information concerning the manufacture of the Products to increase Distributors' ability to obtain Registrations. Distributors agree that such information will be disclosed only to those of Distributors' employees who are authorized by Seller in writing to receive such information.

9.   COMPLIANCE WITH U.S. REGULATIONS
     --------------------------------

     Seller shall be responsible for compliance with all applicable United States laws and regulations governing the manufacture and sale of the Products. Distributors shall comply, and use Distributors' commercially reasonable efforts to assist Seller in complying, with all United States laws and regulations applicable to the import and distribution of the Products in the Territory including the maintenance of all required books, records and reports. In particular, Distributors shall track the serial numbers and lot numbers of Products delivered to Distributors' Customers. The obligation to maintain all legally required records shall survive the termination of this Agreement.

10.  RECALLS
     -------

     Distributors shall cooperate with Seller in effecting any recall of any specific lot(s) of the Products which, in Seller's opinion, is necessary, provided, however, that Seller shall bear all reasonable, direct out-of-pocket transportation costs relating to the Products under recall and their replacements. This section of the Agreement shall survive the termination of this Agreement, provided however that Seller shall reimburse Distributors and/or Sub-Distributor for all reasonable direct out-of-pocket costs relating to support provided to Seller in the event of a Recall following termination of this Agreement.

11.  PROPRIETARY PROPERTY OF SELLER
     -------------------------------

     Seller warrants and represents that, to the best of its knowledge, as of the date hereof, it is the rightful and legal owner of all Seller's rights, title and interest to any and all patents, trademarks and trade names used in connection with the manufacture, sale and promotion of the Products.

     Distributors expressly acknowledge that Distributors do not have and shall not acquire under this Agreement any rights in or to any of Seller 's patents, trademarks or trade names or to any patents, trademarks or trade names of any subsidiary or other affiliate of Seller. Distributors further acknowledge that Distributors shall not at any time use, register, or obtain in Distributors' own or any other name, Seller 's corporate name, or any of its other trademarks or trade names without Seller's prior consent in writing.

     Both parties agree at all times during the term of this Agreement to hold in strictest confidence, and not use, or to disclose to any person, firm, corporation or any other entity without written authorization of the other party, any Confidential Information of the other party.

     Both parties further agree not to make copies of such Confidential Information except as authorized by the other party. Distributors understand that "Confidential

     Information" of Seller means any of Seller's proprietary information, technical data, trade secrets or know-how, including, but not limited to research, product plans, products, services, suppliers, Customer lists and Customers, prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Distributors by Seller orally, in writing or by drawings.

     Seller understands that "Confidential Information" of Distributors means any of Distributors' proprietary information including, but not limited market information, trade secrets or know how, Customer lists and Customers, prices and costs, finances, budgets or other information disclosed to Seller by Distributors orally, in writing or by drawings.

     Confidential Information shall not in any case include information which is or becomes generally available or comes to either party's attention through means which do not involve a violation of this Agreement.

12.  WARRANTY
     --------

     Seller hereby warrants to Distributor, Sub-Distributors, and to Distributors or Sub-Distributor's Customers that the Products shall (i) strictly conform to the Product specifications as provided by Seller and received by Distributor from time to time and all U.S. governmental regulations therefor, (ii) be free from defects in design, material and workmanship and (iii) be of merchantable quality and fit for the ordinary purposes for which the Products are used. This warranty shall survive any inspection, delivery, acceptance or payment by Distributors. Distributors shall have no obligation to provide any warranty to the Customers with respect to the Products, except that Distributor and Sub-Distributor shall pass on to Customers a copy of Seller's statement of warranty which shall conform to this Agreement. Seller's liability under these warranties, subject to Section 13, shall be limited to a refund of the Customer's purchase price or repair or replacement. In no event shall Seller be liable for the cost of procurement of substitute goods.

     Seller shall promptly repair or replace (i) any Generator which does not comply with Seller's warranty for a period of twelve (12) months from the date of delivery by Sub-Distributor to the Customers or eighteen (18) months after shipment from Seller's manufacturing location to the Distributors, whichever is earlier, or (ii) any Electrode which does not comply with Seller's warranty for a period of twenty four (24) months from the date of delivery by Sub-Distributor to Customers or until the date of the Electrode expiration date, whichever is earlier, provided, Seller warrants that the Electrode shall be manufactured with a minimum shelf-life of twenty-four (24) months, and provided further that Seller shall endeavor to achieve a shelf-life of thirty-six (36) months for the Electrodes as soon as commercially reasonable, and shall deliver to

     Distributors Electrodes with a manufacture date no more than ninety (90) days from the date of manufacture/sterilization date, or one hundred eighty
     (180) days once a three year shelf-life is obtained. Seller represents that it shall promptly and diligently comply with all its warranty obligations.

     From the date hereof and until two (2) years after the termination of this Agreement, Seller shall maintain a general comprehensive product liability insurance policy in the amount of two million U.S. dollars ($2,000,000) per occurrence and two million U.S. dollars ($2,000,000) in the aggregate per year. Distributor and Sub-Distributor shall be named as additional insureds. Within sixty (60) days from the date hereof, Seller shall send Distributor Agent a copy of such insurance policy. Such policy shall provide that Distributors and Sub-Distributor must be notified within thirty (30) days of such policy's expiration, termination or modification.

     ALL OTHER GUARANTEES, WARRANTIES, CONDITIONS AND REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, COMMON LAW, CASE LAW, COMMERCIAL USAGE, CUSTOM OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

13.  INDEMNIFICATION
     ---------------

     Seller shall indemnify and hold Distributors, Sub-Distributor, their parent, subsidiaries and affiliates and their directors, officers and employees ("Related Parties") harmless from any and all losses, obligations, liabilities, costs and expenses including, but not limited to, legal fees and out-of-pocket expenses arising out of or in connection with
     (i) any claim of a third party regarding any breach of Seller's warranty, or any product liability claims arising from the Products that are otherwise not covered by Seller's general comprehensive product liability insurance, excluding those claims which arise from the Distributors' or Sub-Distributor's misconduct or gross negligence and (ii) any claim of a third party regarding infringement of patent, trademark or tradename rights with respect to the Products; provided that in either case (i) or (ii) above, (x) Distributors or Sub-Distributor shall have promptly informed Seller thereof (y) Distributors and/or Sub-Distributor do not defend against or settle any claim without the written consent of Seller and (z) Distributors and/or Sub-Distributor make best efforts to cooperate with Seller in connection with the defense or settlement of such claim, provided that Seller shall reimburse Distributors and/or Sub-Distributor for reasonable expenses associated with such cooperation. In complying with the provisions of this paragraph, Seller, and not Distributors or Sub-Distributor, shall actively and at Seller's own expense defend against or settle any such claim. Notwithstanding the foregoing, Seller's obligations hereunder shall not extend to special or consequential damage claims of Distributors, Sub-Distributors, and Related Parties. Seller's obligations hereunder shall survive the expiration or termination of this Agreement provided that any claim under this section was made within ten (10) years of the termination of this Agreement or until the termination of any applicable statutes of limitations. In the event of any such claim after such period, Seller shall use its reasonable commercial efforts to assist Distributors and/or Sub-Distributor in defending against any such claim.

14.  DURATION AND TERMINATION
     ------------------------

     This Agreement shall be for a three (3) year period commencing on the first full month following Distributors' or Sub-Distributor's obtaining the Registrations necessary to sell the current Products. This Agreement shall automatically renew for successive one year periods beginning on the first day following the end of the initial three year period of this Agreement, unless notice of termination is given by either party for any reason or no reason within the ninety (90) days proceeding the commencement of any one year renewal period. Each one year period, as described in this section, shall be called a "Sales Year".

     Further, this agreement may be terminated or, at the exclusive option of the Seller, converted to a non-exclusive distributorship:

     (1) by Seller, upon thirty (30) days written notice to Distributors, if minimum quantity of Products, as per Section 3, is not purchased by Distributors by the end of any Sales Year.

     (2) by either party upon thirty (30) days written notice to the other if the parties fail to reach agreement as to the Minimum Purchase Quantity (according to Section 3 above) or as to the prices (according to Section 5 above) either (a) prior to the commencement of any one year renewal period or (b) within sixty (60) days of written notification by Seller of an addition to the Products.

     Should Seller terminate the Agreement or convert the Agreement to a non-exclusive distributorship according to either (1) or (2) above, Distributor may, in its sole discretion and without penalty withdraw the most recent rolling four-quarter forecast for orders submitted to the Seller, the effect of which shall be to make all purchase commitments by Distributor and all supply commitments by Seller under this Agreement null and void.

     Further, this Agreement may be terminated:

     (3) by either party upon written notice to the other if the other party fails to fulfill its material obligations hereunder and such failure is not cured within sixty (60) days after its receipt of written notice requesting a remedy thereof, provided that there shall be no such cure period if another provision in this Agreement excludes it or specifies another period.

     (4) by either party upon written notice if the other party or the Sub-Distributor becomes insolvent or any voluntary or involuntary petition in bankruptcy is filed by or against such party or a trustee is appointed with respect to any of the assets of such party or a liquidation proceeding is commenced by or against such party and such proceeding has not been terminated within ninety (90) days, or if such party discontinues its business.

     (5) by Seller upon sixty (60) days written notice to Distributors if there is a change of control of Seller.

     Upon termination of this Agreement, Seller shall have the following additional obligations with respect to repurchase of Product inventory held by Distributors or Sub-Distributor: (i) if the termination arises from (3) or (4) above, and the Distributors are the terminating party, or termination arises from (5), Seller shall, upon Distributors' request, promptly repurchase at Seller's risk and expense and at the original invoice price any undamaged "Saleable"inventory, defined as inventory in the Seller's catalog at the time of termination of this Agreement and having a minimum remaining shelf life of at least eighteen (18) months. If the termination arises from (3) or (4) above, and the Seller is the terminating party or if termination arises from (1) or (2) above, Seller shall have the right, but not the obligation, to repurchase undamaged, Saleable inventory at the original invoice price.

     Only the following Sections of this Agreement shall survive its termination: Sections 4, 6, 8, 11, 12, 13 and 16.

     Other than the specific provisions in this Section, neither party shall have any remedy upon termination due to such termination, provided that this shall have no effect on the surviving Sections of this Agreement, which remain in effect and enforceable along allowing any remedy specifically associated with them.

15.  FORCE MAJEURE
     -------------

     Neither party shall be responsible to the other party for non-performance or delay in performance under this Agreement due to acts of God, civil commotion, war, riots, strikes, lockouts, severe weather, fires, explosions, governmental actions or other similar causes beyond the control of such party, provided that the party so affected shall promptly give notice thereof to the other party and shall continue to take all action reasonably within its power to comply herewith as fully as possible. In any event, the time for performance hereunder shall only be extended for the duration of the delay.

16.  GENERAL PROVISIONS
     ------------------

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Santa Clara County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight
     (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

               RITA Medical Systems, Inc.
               967 N. Shoreline Boulevard, Mountain View, CA 94043 USA
               Attn:   Barry Cheskin - President and CEO
               Fax:    650-390-8505

               Nissho Iwai Corporation
               4-5 Akasaka 2-chome, Minato-ku, Tokyo 107, Japan
               Attn:   Ryuichi Kumagai - General Manager
                       Medical Systems Department
               Fax:    03-3588-3975

               Nissho Iwai American Corporation
               1211 Avenue of the Americas, New York, NY10036, USA
               Attn:   Shin-ichi Kawaratani - Assistant Vise President
               Fax:    212-704-6961


     The provisions of this Agreement shall be deemed to be severable and the invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions of this Agreement.

     No amendment or modification of this Agreement shall be binding on the parties unless made in writing expressly referring to this Agreement and signed by authorized representatives of each party.

     This Agreement is not assignable by either party in whole or in part without the prior written consent of the other party, and any attempted assignment without such approval shall be null and void, except that Seller may assign this Agreement to an individual or entity which acquires a controlling interest in Seller.

     This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior discussions, agreements and understandings.

SIGNATURE PAGE FOLLOWS

Both parties acknowledge and agree to all of the foregoing terms and conditions. Until so executed by Distributors and Seller and returned to Seller, this Agreement shall not be binding on either party, and unless executed by Distributors and returned to Seller within ten days of the date set forth on the first page hereof, this Agreement shall expire without further notice and shall be null and void.

The parties executed this Agreement on the respective dates set forth below.

                              RITA MEDICAL SYSTEMS, INC.


                              /s/: Barry Cheskin
                              -------------------
                              By:       Barry Cheskin
                              Title:    President and CEO
                              Address:  967 N. Shoreline Blvd.
                                        Mountain View, CA 94043, USA


                              NISSHO IWAI CORPORATION


                               /s/: Ryuichi Kumagai
                              ---------------------
                              By:       Ryuichi Kumagai
                              Title:    General Manager
                              Address:  4-5, Akasaka 2-chome,
                                        Minato-ku, Tokyo 107, Japan


                              NISSHO IWAI AMERICAN CORPORATION


                              /s/: Shin-ichi Kawaratani
                              -------------------------
                              By:       Shin-ichi Kawaratani
                              Title:    Assistant Vise President
                              Address:  1211 Avenue of the Americas,
                                        New York, NY10036, USA

                                   Exhibit A

                                   Territory

                                  South Korea

                                   Exhibit B

                                   Products

                                  GENERATORS

     Model Number                              Part Number
     ------------                              -----------

     Model 500PA                               700-101082


                                  ELECTRODES



     Model Number          Part Number           Description
     ------------          -----------           -----------

     Model 30              700-100890            4 array, 3cm, 15cm
     Model 30              700-100852            4 array, 3cm, 25cm
     Model 70*


                                  ACCESSORIES

     Model Number                                Part Number
     ------------                                ------------
     Main Cable                                  700-101086
     Foot Switch                                 410-100453
     Dispersive Electrode                        700-100379
     Power Cord                                  TBD



At its sole discretion with sixty (60) days prior written notice: (1) Seller may discontinue any product on this list and (2) Seller may add additional products to this list, provided that the list shall contain those Seller products which are direct replacements for the current Products in applications which the Seller approves in writing.

*     When, and if, such product is introduced for Korea

                                   Exhibit C

                            Minimum Purchase Target

------------------------------------------------------------------------------
     Product              1st Sales Year    2nd Sales Year    3rd Sales Year
     -------              --------------    --------------    --------------
------------------------------------------------------------------------------
Model 500PA Generator          [***]            [***]             [***]

------------------------------------------------------------------------------
Model 30 Electrodes            [***]            [***]             [***]

------------------------------------------------------------------------------



*     Each generator is supplied with Power Cord, a Main Cable and a Footswitch
**    Each electrode is supplied with one Dispersive Electrode; if, and when the
Model 70 is introduced for Korea, both Model 30 and Model 70 purchases shall be credited against the minimum purchase target



______________________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with SEC.

                                   Exhibit D

                               Pricing Schedule


--------------------------------------------------------------------------------
     Product                1st Sales Year     2nd Sales Year   3rd Sales Year
     -------                --------------     --------------   --------------
--------------------------------------------------------------------------------
  Model 500PA Generator*          [***]            [***]             [***]
--------------------------------------------------------------------------------
   Model 30 Electrodes**          [***]            [***]             [***]
--------------------------------------------------------------------------------
         Main Cable               [***]            [***]             [***]
--------------------------------------------------------------------------------
         Foot Switch              [***]            [***]             [***]
--------------------------------------------------------------------------------
   Dispersive Electrode           [***]            [***]             [***]
--------------------------------------------------------------------------------
         Power Cord               [***]            [***]             [***]
--------------------------------------------------------------------------------


*    Each generator is supplied with Power Cord, a Main Cable and a Foot Switch
** Each Model 30 electrode is supplied with one Dispersive Electrode; Model 70 pricing shall be the same as Model 30 pricing in the 1st, 2nd and 3rd Sales Years

+ Applies to first 1,000 units; quantity discounts for 1st Sales Year only are as follows (if, and when, the Model 70 is introduced for Korea, both Model 30 and Model 70 purchases shall be credited against these quantity discounts):

            1,001/st/ - 1,999/th/ units        [***]
            2,000/th/ - 2,999/th/ units        [***]
            3,000/th/ + units                  [***]

Note that all part numbers are per Exhibit B and that terms are F.O.B. Seller's manufacturing location. All freight, insurance and other direct shipping expense shall be borne by Distributors from Seller's manufacturing location.



_________________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with SEC.

                                   Exhibit E

                                 Complaint Form
Complaint Report Form               Complaint No._____

--------------------------------------------------------------------------------

1.  Date Received:_____________________________________________________
2.  Received by:_______________________________________________________
3.  Complaint Acknowledgement Letter Sent:_____________________________
4.  Product Description:_______________________________________________ Lot No.
   _____________________________Model No.______________________
5.  Customer Name:_____________________________________________________
6.  Contact Person:____________ Telephone:_______________ Fax:_________
7.  Hospital/Address:__________________________________________________
__________________________________________________________________
--------------------------------------------------------------------------------
8. Nature of Complaint:
   ___________________________________________________________________________
   ___________________________________________________________________________
   _______________________________[ ]See Attached

--------------------------------------------------------------------------------

9. Complete Medical Complaint Decision Tree (Form #160-101223).
--------------------------------------------------------------------------------
10. A.
    Treatment Date:______________________     C.  Device Returned
    Indication:__________________________           [ ] Yes, Date Returned:____
    Treatment Site:______________________           [ ] No
B.  Origin of Complaint                       D.   Confirmed Complaint?:
    [ ] Domestic          [ ] Clinical Study        [ ] Yes
    [ ] International     [ ] Literature            [ ] No
                                              E.   RMA Number: ________________
--------------------------------------------------------------------------------
11. Investigation:
    [ ] Yes
        By who:________________________   Date Complete:_______________________
        Results of Investigation :_____________________________________________
        _______________________________________________________________________
        ____________________________________________________[   ]See Attached
12. Corrective Action Number (if assigned): ___________________________________
13. Additional Information:____________________________________________________
--------------------------------------------------------------------------------
Complaint Response Sent:____________________
Approved by:__________________________                  __________
            Regulatory Affairs or Designated               Date
            ________________        __________
            Quality Assurance       Date
Date File Closed:_______________________
--------------------------------------------------------------------------------